Exhibit 99.1

NEWS RELEASE

ICF Reports Third Quarter 2016 Results

Third Quarter Highlights

●	Total Revenue Increased 6 Percent Year-on-Year, Driven by Strong Growth across Key Markets: Federal Government, Commercial Energy, Digital Marketing Services and State & Local
●	Diluted EPS Was $0.70, 19 Percent Ahead of Last Year; Non-GAAP EPS[1] Was $0.81
●	Contract Awards Were $579 Million, an Increase of 25 Percent over the Same Period Last Year

Year-to-Date Highlights

●	Operating Cash Flow Reached $58 Million, an Increase of Approximately $15 Million over the Same Period Last Year
●	Trailing Twelve Month Contract Awards Were $1.4 Billion, Representing a Book-to-Bill Ratio of 1.21
●	Record Backlog and Pipeline Reached $2.2 Billion and $4.0 Billion, Respectively

FOR IMMEDIATE RELEASE

Investor Contacts:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company Information Contact:

Steve Anderson, steve.anderson@icf.com +1.703.934.3847

FAIRFAX, Va.-- November 1, 2016-- ICF (NASDAQ:ICFI), a consulting and technology services provider to government and commercial clients around the world, reported results for the third quarter and nine months ended September 30, 2016.

Third Quarter and Nine Month 2016 Results

“As expected, third quarter results represented a strong start to the second half of this year. We achieved significant year-on-year revenue growth across our key markets and reported increased profitability in line with higher labor utilization and substantial growth in our higher margin commercial business,” said ICF Chairman and Chief Executive Officer Sudhakar Kesavan.

1 Non-GAAP EPS is a non-GAAP measurement. A reconciliation of all non-GAAP references is set forth below.

“Revenues from our commercial energy markets and digital marketing services in the aggregate increased 13.7 percent in the third quarter and accounted for 79 percent of commercial revenues for the period, reflecting ICF’s market leadership in energy efficiency and energy advisory work, and the combination of new accounts and expanded assignments from existing clients at ICF Olson.

“At the same time, our federal government revenue increased 4.6 percent year-on-year and state and local government revenue grew by 20 percent, both of which benefited from additional health, energy, environment and infrastructure project assignments, while revenues from international government clients declined, representing 5 percent of total third quarter revenues.

“Earnings per share increased at a rate that was significantly ahead of revenue growth in the third quarter of 2016. Further, this was a record-setting quarter for ICF with respect to year-to-date contract wins, backlog and pipeline. It reflected investments we have made to diversify our revenue sources and capture market share through a combination of deep subject matter expertise and the addition of relevant implementation services,” Mr. Kesavan noted.

Third quarter 2016 revenue was $306.5 million, a 6.1 percent increase from $289.0 million in the third quarter of 2015. Service revenue2 increased 3.1 percent to $223.2 million from $216.4 million for the comparable period in 2015. Net income was $13.4 million in the third quarter of 2016, or $0.70 per diluted share, up 18.6 percent from $0.59 per diluted share in the prior year period. Non-GAAP EPS increased 8.0 percent to $0.81 per share in the third quarter of 2016 compared to $0.75 in the prior year. EBITDA2 was $31.0 million, up from $30.1 million in the third quarter of 2015. Third quarter 2016 EBITDA margin was 10.1 percent in the quarter, and adjusted EBITDA2, which excludes special charges related to severance for staff realignment and international office closures of $0.4 million, was $31.5 million, or 10.3 percent of revenues, up from last year’s $31.1 million.

Backlog and New Business Awards

Total backlog was a record $2.2 billion at the end of the third quarter of 2016. Funded backlog was $1.1 billion, or approximately 50 percent of the total backlog. The total value of contracts awarded in the 2016 third quarter was $578.7 million. Trailing twelve month contract awards were $1.4 billion for a book-to-bill ratio of 1.21.

Government Business Third Quarter 2016 Highlights

●

U.S. federal government revenues increased 4.6 percent year-on-year to $149.7 million in the third quarter of 2016 and accounted for 49 percent of total revenue, the same percentage as in last year’s third quarter.

●	U.S. state and local government revenues increased 20 percent year-on-year and accounted for 11 percent of total revenue, compared to 10 percent in the year-ago period.
●

International government revenues, which accounted for 5 percent of total revenues, decreased by 18.9 percent year-on-year due to delays in activation of programs and the impact of changes in foreign currency exchange rates.

Key Government Contracts Awarded in the Third Quarter

ICF was awarded more than 100 U.S. federal contracts and task orders and more than 200 additional contracts from state and local and international governments. The largest awards were:

2 Service revenue, EBITDA and adjusted EBITDA are non-GAAP measurements. A reconciliation of all non-GAAP references is set forth below.

●

Program Support: Multiple contracts with a combined value of $71.5 million with the U.S. Administration for Children and Families to support clearinghouse development, the prevention of human trafficking, childhood development, childcare, child welfare, health, Head Start and general support services.

●

Technical Assistance: Multiple contracts with a combined value of $41 million with the U.S. Centers for Disease Control and Prevention to provide IT, validation and verification, international, training and technical assistance, communications, data management and other services.

●	Program Support: A $35 million contract with the U.S. Department of Defense, Deployment Health Clinical Center to provide psychological health interdisciplinary and support services.
●

Critical Infrastructure Protection: A $34 million contract with the U.S. Navy’s Cyber Warfare and Engineering Division, Naval Surface Warfare Center to support the Defense Critical Infrastructure Program.

●	Technical Assistance: A $33.4 million contract with the U.S. Department of Justice Office for Victims of Crime to provide training and technical assistance.
●	Program Management: Three contracts with a combined value of $22.8 million with the U.S. National Institutes of Health to provide program management and technology support services.
●	Program Evaluation: An $11 million contract to provide program evaluation of effectiveness and learning for the U.S. Agency for International Development-led Feed the Future initiative.
●	Communications: A €9.5 million framework contract with the European Centre for Medium-Range Weather Forecasts to raise awareness and engage audiences.

Other government wins with a value greater than $5 million included: technical, IT and management support for the U.S. Department of Energy; program management with the U.S. Administration for Community Living; travel demand management solutions for a Northeastern state’s transportation authority; and support for fraud detection and predictive analytics efforts for the U.S. Department of Homeland Security.

Commercial Business Third Quarter 2016 Highlights

●	Commercial revenues were $107.1 million, 9.4 percent above the $97.9 million in last year’s third quarter.
●	Digital marketing services accounted for 43 percent of commercial revenues. Energy markets, which includes energy efficiency, represented 36 percent of commercial revenues.

Key Commercial Contracts Awarded in the Third Quarter

Commercial sales were a record $198 million in the third quarter, and ICF was awarded more than 500 commercial projects globally during the period. The largest awards were:

●	Contracts with a combined value of $95.9 million with a major utility holding company to support energy efficiency programs for commercial and industrial clients.
●

A $23 million contract with a major Midwest U.S. utility to provide energy efficiency implementation services and proprietary marketing, analytics and IT platforms to support residential energy efficiency programs.

●	Two contracts with a combined value of $17.9 million with a major utility in the Eastern U.S. to support residential, commercial and industrial energy efficiency programs.
●	Multiple contracts with a combined value of $7.3 million with a major utility in the Western U.S. to provide authorization, pipeline safety, maintenance and other services.
●	Three contracts with a combined value of $4 million with a major international hotel chain to provide customer loyalty program and communications services.
●	Multiple contracts with a combined value of $2 million with an international tracking technologies and services company to provide digital solutions.

Other commercial wins with a value of at least $1 million included: brand support for a major national health care company; public relations support for a major international beverage company; digital solutions for a real estate investment trust; brand building for a national tourism bureau; environmental documentation with a major rail program in the Midwest U.S.; environmental compliance monitoring services for a major wind energy project in the Western U.S.; energy market consulting services for a law firm in the Eastern U.S.; and commercial energy advisory services for a group of utilities in the Northeast U.S.

Summary and Outlook

“This was an excellent quarter for ICF, demonstrating the strength of our business model, supporting our expectations for higher profitability in the second half of 2016 and setting the stage for continued growth in 2017.

“Based on year-to-date results and current visibility, we are narrowing our full year 2016 revenue and diluted EPS guidance ranges. Our expectations for full year 2016 are as follows:

●	Revenues in the range of $1.185 billion to $1.195 billion, approximately five percent ahead of 2015 levels;
●	Diluted EPS of $2.45 to $2.50, which represents year-on-year growth of 23.8 percent at the midpoint;
●	Non-GAAP EPS of $2.91 to $2.96, which represents year-on-year growth of 11.2 percent at the midpoint;
●	And, we continue to expect full year cash flow from operations of between $85 million to $95 million for fiscal 2016,” Mr. Kesavan concluded.

Per share guidance assumes weighted average shares outstanding of approximately 19.3 million and a full year effective tax rate of no more than 38.0 percent.

###

About ICF

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, public policy experts, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at www.icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Revenue	$306,520	$288,951	$895,538	$851,427
Direct Costs	191,310	177,864	562,697	520,684
Operating costs and expenses:
Indirect and selling expenses	84,193	81,011	250,393	249,626
Depreciation and amortization	4,130	4,316	12,233	12,058
Amortization of intangible assets	3,111	4,263	9,387	12,866
Total operating costs and expenses	91,434	89,590	272,013	274,550

Operating Income	23,776	21,497	60,828	56,193
Interest expense	(2,407)	(2,674)	(7,312)	(7,727)
Other income (expense)	732	(52)	950	(1,473)
Income before income taxes	22,101	18,771	54,466	46,993
Provision for income taxes	8,664	7,226	20,555	18,374
Net income	$13,437	$11,545	$33,911	$28,619

Earnings per Share:
Basic	$0.71	$0.60	$1.79	$1.47
Diluted	$0.70	$0.59	$1.75	$1.45

Weighted-average Shares:
Basic	18,965	19,316	18,989	19,413
Diluted	19,329	19,556	19,345	19,743

Other comprehensive loss:
Foreign currency translation adjustments, net of tax	(165)	(3,900)	(3,108)	(4,489)
Comprehensive income, net of tax	$13,272	$7,645	$30,803	$24,130

ICF International, Inc. and Subsidiaries
Reconciliation of Non-GAAP financial measures
(in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Reconciliation of Service Revenue
Revenue	$306,520	$288,951	$895,538	$851,427
Subcontractor and Other Direct Costs(1)	(83,346)	(72,532)	(237,567)	(209,312)
Service Revenue	$223,174	$216,419	$657,971	$642,115

Reconciliation of EBITDA and Adjusted EBITDA
Net Income	$13,437	$11,545	$33,911	$28,619
Other (income) expense	(732)	52	(950)	1,473
Interest expense	2,407	2,674	7,312	7,727
Provision for income taxes	8,664	7,226	20,555	18,374
Depreciation and amortization	7,241	8,579	21,620	24,924
EBITDA	31,017	30,076	82,448	81,117
Acquisition-related expenses(2)	—	—	—	189
Special charges related to severance for staff realignment	389	512	1,475	512
Special charges related to office closures	53	513	108	669
Adjusted EBITDA	$31,459	$31,101	$84,031	$82,487

Reconciliation of Non-GAAP EPS
Diluted EPS	$0.70	$0.59	$1.75	$1.45
Special charges related to severance for staff realignment	0.02	0.03	0.08	0.03
Special charges related to office closures	—	0.03	0.01	0.09
Amortization of intangibles	0.16	0.22	0.49	0.65
Income tax effects(3)	(0.07)	(0.12)	(0.22)	(0.31)
Non-GAAP EPS	$0.81	$0.75	$2.11	$1.91

(1)	Subcontractor and Other Direct Costs exclude Direct Labor and Fringe.
(2)	Acquisition-related expenses include expenses related to closed acquisitions.
(3)

Income tax effects were calculated using an effective U.S. GAAP tax rate of 39.2% and 38.5% for the third quarter of fiscal year 2016 and 2015, respectively, and an effective tax rate of 37.7% and 39.1% for the first nine months of fiscal year 2016 and 2015, respectively.

ICF International, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
Current Assets:
Cash and cash equivalents	$9,647	$7,747
Contract receivables, net	273,298	256,965
Prepaid expenses and other	13,163	10,032
Income tax receivable	2,960	—
Total current assets	299,068	274,744
Total property and equipment, net of accumulated depreciation of $82,855 and $71,203 as of September 30, 2016 and December 31, 2015, respectively	42,996	45,425
Other assets:
Goodwill	684,793	687,404
Other intangible assets, net	49,296	58,899
Restricted cash	1,327	1,362
Other assets	14,586	12,456
Total Assets	$1,092,066	$1,080,290

Current Liabilities:
Accounts payable	$57,429	$63,738
Accrued salaries and benefits	61,973	43,118
Accrued expenses and other current liabilities	47,536	43,001
Deferred revenue	30,472	30,523
Income tax payable	—	2,604
Total current liabilities	197,410	182,984
Long-term liabilities:
Long-term debt	281,194	311,532
Deferred rent	15,716	15,785
Deferred income taxes	37,287	33,326
Other	10,010	13,387
Total Liabilities	541,617	557,014
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 70,000,000 shares authorized; 21,599,751 and 21,313,472 issued; and 18,963,288 and 19,032,054 outstanding as of September 30, 2016 and December 31, 2015, respectively	22	21
Additional paid-in capital	289,828	280,113
Retained earnings	359,217	325,306
Treasury stock	(88,019)	(74,673)
Accumulated other comprehensive loss	(10,599)	(7,491)
Total Stockholders’ Equity	550,449	523,276
Total Liabilities and Stockholders’ Equity	$1,092,066	$1,080,290

ICF International, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	September 30,
	2016	2015
	(Unaudited)
Cash flows from operating activities
Net income	$33,911	$28,619
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity compensation	7,674	8,466
Depreciation and amortization	21,620	24,924
Other adjustments, net	5,254	(1,255)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	(18,286)	(13,713)
Prepaid expenses and other assets	(4,875)	(2,030)
Accounts payable	(4,387)	(6,904)
Accrued salaries and benefits	18,921	(10,258)
Accrued expenses and other current liabilities	3,779	(1,722)
Deferred revenue	160	3,440
Income tax receivable and payable	(5,567)	11,233
Other liabilities	(386)	2,101
Net cash provided by operating activities	57,818	42,901

Cash flows from investing activities
Capital expenditures for property and equipment and capitalized software	(10,654)	(9,789)
Payments for business acquisitions, net of cash received	—	(1,818)
Net cash used in investing activities	(10,654)	(11,607)

Cash flows from financing activities
Advances from working capital facilities	360,947	300,150
Payments on working capital facilities	(391,285)	(318,047)
Payments on capital expenditure obligations	(3,030)	(2,405)
Proceeds from exercise of options	2,104	572
Tax benefits of stock option exercises and award vesting	—	1,261
Net payments for stockholder issuances and buybacks	(13,408)	(17,739)
Net cash used in financing activities	(44,672)	(36,208)
Effect of exchange rate changes on cash	(592)	(1,486)
Increase (decrease) in cash and cash equivalents	1,900	(6,400)
Cash and cash equivalents, beginning of period	7,747	12,122
Cash and cash equivalents, end of period	$9,647	$5,722

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$6,085	$7,729
Income taxes	$15,137	$13,015

Non-cash investing and financing transactions:
Capital expenditure obligations	$—	$11,680

ICF International, Inc. and Subsidiaries
Supplemental Schedule

Revenue by market(1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Energy, environment, and infrastructure	40%	37%	39%	37%
Health, education, and social programs	42%	45%	43%	44%
Safety and security	8%	8%	8%	8%
Consumer and financial	10%	10%	10%	11%

Total	100%	100%	100%	100%

Revenue by client(1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

U.S. federal government	49%	49%	49%	48%
U.S. state and local government	11%	10%	11%	10%
International government	5%	7%	6%	7%
Government	65%	66%	66%	65%

Commercial	35%	34%	34%	35%

Total	100%	100%	100%	100%

Revenue by contract(1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Time-and-materials	42%	42%	43%	43%
Fixed-price	39%	38%	38%	38%
Cost-based	19%	20%	19%	19%

Total	100%	100%	100%	100%

(1) Certain revenue amounts in the prior year have been reclassified due to minor adjustments.